Exhibit 99.1

Reminder: Marshall Edwards to Host Conference Call on Thursday, September 29

San Diego – September 27, 2011 – Marshall Edwards, Inc. (Nasdaq: MSHL), an oncology company focused on the clinical development of novel therapeutics targeting cancer metabolism, will host a conference call with simultaneous webcast on Thursday, September 29, 2011, beginning at 5:00 p.m. Eastern time. Daniel P. Gold, Ph.D., President and Chief Executive Officer, will present an overview of the Company; Robert Mass, MD, Chief Medical Officer, will discuss the Company’s lead oncology drug candidates, including an update on the Phase I clinical trial of ME-143; and Thomas Zech, Chief Financial Officer, will provide a summary of the Company’s fiscal year ended June 30, 2011 financial results.

To access the live call, please dial 866-800-8652 (toll-free) or 617-614-2705 (international), participant passcode 14784577. A replay of the call will be available approximately two hours after the conclusion of the call. To access the replay, please dial 888-286-8010 (toll-free) or 617-801-6888 (international), passcode 99793585. The conference call will also be webcast live and can be accessed at www.marshalledwardsinc.com/investor. Please connect several minutes prior to the start of the webcast to ensure adequate time for any software downloads that may be required.

About Marshall Edwards

Marshall Edwards, Inc. (Nasdaq: MSHL) is a San Diego-based oncology company focused on the clinical development of novel anti-cancer therapeutics. The Company’s lead programs focus on two families of small molecules that result in the inhibition of tumor cell metabolism. The first and most advanced is a NADH oxidase inhibitor program that includes lead candidate ME-143. The second is a mitochondrial inhibitor program that includes lead candidate ME-344. The Company initiated a Phase I clinical trial of intravenous ME-143 in September 2011 and expects to submit an IND application for ME-344 by the first quarter of 2012. For more information, please visit www.marshalledwardsinc.com.